PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1976



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $49,500,000        Original Issue Date:     May 30, 2000

CUSIP Number:       59018S 7B4         Stated Maturity Date:    May 30, 2003

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
| |  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
|x|  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:
      CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:            N/A         Minimum Interest Rate:     Not Applicable

Spread:                    0.450%      Maximum Interest Rate:     Not Applicable

Initial Interest Rate:     TBD         Spread Multiplier:         Not Applicable



Interest Reset Dates:      Daily,  commencing  May 30, 2000 through the maturity
                           date; subject to following business day convention

Interest Payment Dates:    Quarterly, on the last business day of every February
                           and the 30th of every May, August and November, commencing August 30, 2000, subject to following business day convention.

Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     May 24, 2000